                                                                     EXHIBIT 4.7

                                 IDT CORPORATION

                             STOCK OPTION AGREEMENT



         This STOCK OPTION AGREEMENT (this "Agreement") is entered into as of March 1, 1999, by and between IDT Corporation, a Delaware corporation (the "Company"), and Hal Brecher (the "Executive").

         WHEREAS, the Company desires to grant to the Executive options to acquire an aggregate of 300,000 shares of common stock of the Company, par value $.01 per share (the "Stock"), on the terms set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Definitions. Capitalized terms are defined herein.

         2. Grant of Options. The Executive is hereby granted stock options (the "Options") to purchase an aggregate of 300,000 shares of Stock, pursuant to the terms of this Agreement.

         3. Terms. The term of the Options (the "Option Term") shall be for ten
(10) years commencing on March 1, 1999 and terminating on February 28, 2009.

         4. Option Price. The initial exercise price per share of the Options shall be $12.625, subject to adjustment as provided herein.

         5. Conditions to Exercisability. The Options shall vest as follows: twenty-five thousand (25,000) Options shall vest upon execution of this agreement and shall be immediately exercisable; thereafter, commencing on May 1, 1999, twenty-five thousand (25,000) options shall vest at the beginning of each of the Company's fiscal quarters during the Option Term.

         6. Method of Exercise. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

         7. Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Executive or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, including a cashless exercise procedure through a broker-dealer.

         8. Termination. In the event that the Executive's employment is terminated without Cause, or the Executive shall terminate his employment for Good Reason, any and all unvested options shall automatically vest upon the applicable Date of Termination, and the Executive shall be permitted to exercise any and all Options which are outstanding as of the date of his termination within two years from the Date of Termination. The provisions of this paragraph shall not extend the term of any Option beyond the dates set forth herein.

         9. Death of Executive. If the Executive shall die while employed by the Company or a subsidiary thereof, or within thirty (30) days after the date of termination of such Executive's employment, all Options theretofore granted to such Executive (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Executive or by the Executive's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of the death of the Executive, at any time within 180 days after the death of the Executive. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Executive, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

         10. Transferability of Options. Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than to an immediate family member of Executive or to a trust or other estate planning entity created for the benefit of the Executive or one or more members of his immediate family, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

         11. Withholding Taxes. No later than the date of exercise of an Option, the Executive will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Executive. The withholding obligation may be satisfied by the withholding or delivery of the Stock.

         12. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Cause": for purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder (i) upon the Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, or (ii) upon the Executive's willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting form the Executive's incapacity due to physical or mental illness), after written notice has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially performed his duties, and the Executive's failure to substantially perform his duties is not cured within ten
(10) business days after notice of such failure has been given to the Executive. For purposes of this paragraph, no act or failure to act on the Executive's part shall be deemed "willful" unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

"Good Reason" shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failure by the Company to act:

(i) a material breach of the Executive's employment agreement, if any, by the Company;

(ii) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alternation in the nature or status of the Executive's responsibilities; or

(iii) any purported termination of the Executive's employment which is not effected pursuant to a notice of termination satisfying the applicable requirements of any employment agreement that shall be in effect between the Executive and the Company.

(iv)     a reduction in Executive's annual base salary;

(v) a significant reduction in Executive's positions, duties, responsibilities or reporting lines;

(vi) relocation of Executive's principal place of employment outside of the Hackensack, New Jersey area; or

(vii)    a "Change in Control" of the Company.

"Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, or (ii) if the Executive's employment is otherwise terminated by written notice from one party to the other, the date specified in the applicable notice of termination; provided, however, that if within thirty (30) days after any notice of termination is given the party receiving such notice of termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined. If within fifteen (15) days after any notice of termination is given, or if later, prior to the Date of Termination (as determined without regard to this paragraph), the party receiving such notice of termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgement, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal, therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

         13. Terms Incorporated by Reference Herein. Each of the terms of the Company's 1996 Stock Option and Incentive Plan ("Plan"), as in effect as of the date hereof, shall be deemed to govern the Options granted hereunder, as if the Options had been granted pursuant to the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern.

         14. Entire Agreement. This Agreement contains all of the understandings between the parties hereto pertaining to the mattes referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

         15. Amendment of Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

         16. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

                  IDT Corporation
                  190 Main Street
                  Hackensack, New Jersey 07601
                  Attention:  Options Administrator

All notices to the Executive or other person or persons then entitled to exercise the Options shall be addressed to the Executive or such other person or persons at:

                  Hal Brecher
                  609 Meehan Avenue
                  Far Rockaway, New York 11691

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

         17. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         18. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principals of conflicts of laws.

         19. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section of paragraph.

         20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the date first above written.

                                            IDT Corporation



                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:



                                                  By: /s/ Hal Brecher
                                                      -------------------------
                                                      Executive: Hal Brecher
                                                      Telephone: (718) 327-4485

                             Schedule to Exhibit 4.7


         Attached to this Schedule is the Stock Option Agreement, dated as of March 1, 1999, between IDT Corporation and Hal Brecher, which is a representative example of the Stock Option Agreements, dated as of March 1, 1999, between IDT Corporation and the optionees listed in note (9) to the "Calculation of Registration Fee" table in the Registration Statement to which this Schedule and Exhibit are attached (the "Option Agreements"). The Option Agreements, which (other than the one attached to this Schedule) are identified below, are substantially identical to the Stock Option Agreement attached to this Schedule except for the names of the optionees, their respective addresses and the number of shares of Common Stock of IDT Corporation underlying the options reflected thereby as set forth below (other than addresses):

--------------------- --------------- ---------------------- --------------- ---------------------------------------
  Name of Optionee    Date of Stock    Number of Shares of   Exercise Price             Vesting Schedule
                          Option       Common Stock of IDT
                        Agreement     Corporation Issuable
                                        Upon Exercise of
                                             Option
--------------------- --------------- ---------------------- --------------- ---------------------------------------
James A. Courter          3/1/99             200,000            $12.6250     25,000 3/1/00; 25,000 6/1/00; 25,000
                                                                             9/1/00;
                                                                             25,000 12/1/00; 25,000 3/1/01; 25,000
                                                                             6/1/01;
                                                                             25,000 9/1/01; 25,000 12/1/01
--------------------- --------------- ---------------------- --------------- ---------------------------------------
Hal Brecher               3/1/99             200,000            $12.6250     25,000 3/1/00; 25,000 6/1/00; 25,000
                                                                             9/1/00;
                                                                             25,000 12/1/00; 25,000 3/1/01; 25,000
                                                                             6/1/01;
                                                                             25,000 9/1/01; 25,000 12/1/01
--------------------- --------------- ---------------------- --------------- ---------------------------------------
David Barth               3/1/99             50,000             $12.6250     50,000 3/1/99
--------------------- --------------- ---------------------- --------------- ---------------------------------------
Geoffrey Rochwarger       3/1/99             25,000             $12.6250     7,000 3/1/01; 9,000 3/1/01; 9,000
                                                                             3/1/02
--------------------- --------------- ---------------------- --------------- ---------------------------------------
Morris Lichtenstein       3/1/99             25,000             $12.6250     7,000 3/1/01; 9,000 3/1/01; 9,000
                                                                             3/1/02
--------------------- --------------- ---------------------- --------------- ---------------------------------------